UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 26, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)	55428 (Zip Code)

Registrant’s telephone number, including area code       (763) 391-4000

Item 5. Other Events

     Wilsons The Leather Experts Inc. announced on April 26, 2004, in a press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference, that it has entered into an agreement for the sale in a private placement of 17,948,718 shares of newly issued Common Stock to two investors at a price of $1.95 per share. Wilsons Leather has issued warrants to the two investors to purchase an aggregate of two million shares of Common Stock exercisable for five years, and at the closing of the sale of Common Stock will issue additional warrants to the two investors to purchase an aggregate of two million shares of Common Stock exercisable for five years, each at an exercise price of $3.00 per share. The shares of Common Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement.

Item 7. Financial Statements and Exhibits

C. Exhibits

4.1	Common Stock and Warrant Purchase Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the purchasers identified on the signatory pages thereto.

4.2	Registration Rights Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the investors identified therein.

4.3	Form of Warrant.

99.1	Press Release dated April 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: April 26, 2004	By /s/ Peter G. Michielutti
Peter G. Michielutti Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
4.1	Common Stock and Warrant Purchase Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the purchasers identified on the signatory pages thereto.	Electronic Transmission

4.2	Registration Rights Agreement, dated as of April 25, 2004, by and among Wilsons The Leather Experts Inc. and the investors identified therein.	Electronic Transmission

4.3	Form of Warrant.	Electronic Transmission

99.1	The Company’s Press Release dated April 26, 2004.	Electronic Transmission